NONCOMPETITION AND CONFIDENTIALITY AGREEMENT

     This Noncompetition And Confidentiality Agreement ("Agreement") is entered into as of this 21st day of December, 1999 by and between George A. Plesko ("Shareholder") and PSC Inc. ("Buyer").


                                    RECITALS

          A. Pursuant to those certain Asset Purchase Agreements, dated even date herewith ("Purchase Agreements"), Buyer is acquiring through subsidiaries certain assets of GEO Labs, Inc., and GAP Technologies, Inc. (the "Companies");

          B. Shareholder owns all of the outstanding capital of Companies;

          C. Shareholder will receive substantial benefit under the terms of the Purchase Agreements;

          D. Buyer has required as a condition to executing the Purchase Agreements that Shareholder enter into this Agreement;

          E. Companies are engaged in the development of technology and inventions, the legal ownership of patents and patent applications with respect to technology and inventions, and the development, design, manufacture and marketing of miniature bar code laser scanners and other technologies, products and services for the automatic identification and keyless data entry industry, including without limitation products, services, applications systems and technologies relating to bar coded data, magnetic stripe encoded data, radio frequency communications of bar coded or related data, optical character recognition, machine vision as applied to the recognition of bar coded data and electronic interchange of bar coded and related data and any other business in which the Companies are actually engaged or as to which they are doing research and development on the date hereof or have done so on any date in the past (the "Business"); and

          F. Following the transactions contemplated by the Purchase Agreements, Buyer will continue to operate the Business, which is highly competitive, and Buyer desires that it be protected from the use or disclosure of Companies' confidential information by Shareholder and from direct or indirect competition from Shareholder for a reasonable period of time and within a reasonable geographic area.

     NOW, THEREFORE, Shareholder and Buyer hereby agree as follows:

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


     1. Confidential Information.

          1.1 Defined. Confidential Information of the Companies shall, for purposes of this Agreement, include but not be limited to information and matters not readily available to the public which are:

               (a) of a technical nature, such as, but not limited to, methods, know-how, formulae, compositions, drawings, blueprints, compounds, processes, discoveries, prototypes, machines, inventions, computer programs, and similar items;

               (b)  of  a  business  nature,   such  as,  but  not  limited  to,
          information about sales or lists of customers, vendors, competitors, prices, costs, purchasing, profits, markets, product strengths and weaknesses, business processes, business and marketing plans and activities, financial information, and employee personnel records and information; or

               (c) pertaining to future developments, such as, but not limited to, research and development, or future marketing or merchandising plans or ideas.

          Confidential Information shall also include information of the Companies' customers and vendors which was learned by Shareholder as a consequence of his employment with or ownership of or control over the Companies.

          1.2 Nondisclosure. Shareholder shall maintain all Confidential Information in strict confidence and secrecy, and shall not at any time, directly or indirectly, except in connection with performing services under his Employment Agreement with Buyer or as explicitly requested by Buyer,
     (i) use for any purpose, (ii) disclose to any person, or (iii) keep or make copies of documents, tapes, discs, programs or other information storage media containing or reflecting, any Confidential Information. Shareholder shall, upon request of Buyer, immediately return to Buyer any documents, tapes, discs, or other information storage media containing or reflecting any Confidential Information (whether prepared by Shareholder or not). Nothing in this Agreement modifies or reduces Shareholder's obligation to comply with applicable laws relating to trade secrets, confidential information or unfair competition.

     2. Restrictive Covenants.

          2.1 Covenant Not to Compete. Shareholder covenants and agrees that he will not directly or indirectly for a period of four (4) years from the date hereof: (i) directly or indirectly engage in or assist another to engage in work or activity connected with the development, manufacture or sale of products or services which compete with the existing or prior products or services of the Companies or any parent or subsidiary of the Companies; (ii) persuade or attempt to persuade any employee or consultant of the Companies not to take employment with Buyer or to leave the employ of Buyer or to stop providing services to Buyer; (iii) solicit or assist in soliciting any client of the Companies with respect to any products or services of the type offered or previously offered by the Companies; or
     (iv) provide or assist in providing any products or services to any clients of the Companies (including any party to whom the Companies have made a

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


     sales proposal within eighteen (18) months prior to the date hereof) of the type offered by the Companies. The geographic scope of the covenant not to compete shall extend to the entire world. Recognizing the specialized nature of the Business and the scope of the competition that Buyer will face after the Closing, Shareholder hereby acknowledges that the duration and geographic scope of this covenant not to compete is reasonable.

          2.2 Relief for Violations. If the geographic or time restriction contained in this Section shall be determined by a court of law to be unreasonable, the court may amend this Section to provide a reasonable geographic or time restriction which shall then be binding upon the Buyer and the Shareholder. Shareholder acknowledges that the broad geographic scope of this covenant is required because the Business is international in scope.

     3. Consideration. Buyer shall pay to Shareholder as consideration hereunder an amount equal to $250,000, payable in two equal installments of $125,000 each on the third and fourth anniversaries of the date hereof. If Shareholder breaches any of his obligations herein, Buyer shall have the right, in addition to other remedies available to it, to withhold any further payment hereunder, and to terminate his employment and the further payment of any compensation or benefits to him pursuant to his Employment Agreement with Buyer of even date. Shareholder agrees that any breach or threatened breach by him of any of the above provisions cannot be remedied solely by the recovery of damages and Buyer shall be entitled to an injunction against such breach or threatened breach without the requirement of posting bond. Nothing herein, however, shall be construed as prohibiting Buyer from pursuing, in conjunction with an injunction or otherwise, any other remedies available at law or in equity for any such breach or threatened breach, including the recovery of damages. The failure of Buyer to initiate any action upon a breach of this Agreement shall not constitute a waiver of that or any other breach hereof.

     4. Other Provisions.

          4.1 Recitals. Shareholder acknowledges and agrees that the recitals set forth at the beginning of this Agreement are true and correct and constitute a part of this Agreement.

          4.2 Waivers. No failure on the part of Buyer to object to or complain of any breach or default by Shareholder or to take any other action with respect thereto, irrespective of how long such failure may continue, shall constitute or be deemed a waiver of that or of any other breach or default. No waiver by Buyer of any breach or default on the part of Shareholder shall be effective unless set forth in writing and executed by Buyer, and any such waiver shall operate only as a waiver of the particular breach or default specified in such written waiver and shall not be effective as a waiver of any other subsequent breach or default on the part of Shareholder.

          4.3 Assignment. Shareholder shall not assign any portion of this Agreement without the prior written consent of Buyer. Any attempted assignment without such prior written consent shall be null and void and without legal effect. This Agreement shall be binding upon and inure to the benefit of Buyer and Shareholder and their respective successors, heirs, legal representatives and assigns permitted hereunder.

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          4.4 Notices. All notices,  requests,  demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; or (b) sent to the parties at their respective addresses indicated herein by private mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

               (a) If to Buyer, to:

                         PSC Inc.
                         675 Basket Road
                         Webster, NY  14580-0787
                         Attention: Elizabeth J. McDonald
                         General Counsel

                  (with a copy to):

                         Foley & Lardner
                         777 East Wisconsin Avenue
                         Milwaukee, WI  53202-5368
                         Attention:  Timothy J. Sheehan

     or to such other person or address as Buyer shall furnish to Shareholder in writing.

               (b) If to Shareholder, to:

                         George A. Plesko
                         380 Steeplechase Drive
                         Media, PA 19063

                   (with a copy to):

                         Reed Smith Shaw & McClay LLP
                         2500 One Liberty Place
                         1650 Market Street
                         Philadelphia, PA 19103-7301
                         Attention:  Peter J. Tucci

     or to such other person or address as Shareholder shall furnish to Buyer in writing.

          If personally delivered, such communication shall be deemed delivered upon actual receipt; if sent by courier pursuant to this Section, such communication shall be deemed delivered upon receipt. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

          4.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to the conflict of laws provisions thereof.

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          4.6  Severability.  In the  event a court  of  competent  jurisdiction determines that the provisions of this Agreement, including the restrictive covenants, are excessively broad as to duration, geographical scope or activity, or are otherwise unenforceable, it is expressly agreed that the invalidity of such provisions shall not affect the enforceability of the remaining provisions, which will remain in full force and effect, and any such over broad provisions will be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

          IN WITNESS WHEREOF, Shareholder and Buyer have executed and delivered this Agreement on the date first written above.

                                          PSC INC.



                                          By:      /s/ William J. Woodard
                                             ----------------------------


                                                  /s/ George A. Plesko
                                          -------------------------------
                                          Shareholder

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